3. FORM OF PREFERRED STOCK












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Number ________                                                Shares ________



                                  AWG, LTD.

              Incorporated Under the Laws of the State of Nevada

                               PREFERRED STOCK
                          TOTAL AUTHORIZED CAPITAL:

              50,000,000 SHARES OF COMMON STOCK; $.001 Par Value

               1,600,000 SHARES OF Series A 6% PREFERRED STOCK;
                              $10.00 Par Value

                     Additional provisions of this Certificate are on the reverse side hereof.

         This certifies that ________________ is the owner of ________ shares of Series A 6% Preferred Stock of AWG, Ltd., fully paid and nonassessable, transferable only on the books of the Corporation in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed, and subject to the designations, rights, preferences, and the other special rights and the restrictions thereof.

         The authorized capital stock of the Corporation consists of common and preferred stock. Upon request, the Corporation will provide to any stockholder, without charge, a full statement of the designation, relative rights, preferences, and the limitations of the shares of each class authorized to be issued.

                                       Dated: _______________, 1998

                                       AWG, LTD.


                                       By: _____________________________
                                            Mack H. Jennings, President


                                       By: _____________________________
                                            John P. Caponigro, Secretary



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                                  AWG, LTD.
                                 SERIES A 6%
                               PREFERRED STOCK


         1.       Dividends.

                  The holders of the Series A 6% Preferred Stock ("Preferred Stock") are entitled to and shall receive, annually, a stock dividend issuable in shares of Preferred Stock in the amount equivalent to six percent (6%) of the number of shares of Preferred Stock registered in the name of each holder as of the close of business on December 31st of each year (the "Record Date"), which shall be issued to each holder within thirty (30) days after the Record Date.

         2.       Redemption.

                  The Corporation may, at any time of at option of the Board of Directors and subject to the approval of the holders of the majority of the issued and outstanding shares of Preferred Stock, redeem all or part of the outstanding shares of the Preferred Stock for such consideration at the Company and the holders of Preferred Stock may agree.

         3.       Seniority.

                  The liquidation rights of the Preferred Stock, as set forth herein, shall be senior and superior to those of the Common Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of the shares of Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect to the Company's Common Stock in an amount equal to Ten Dollars ($10.00) per share. Unless and until all accumulated but unpaid dividends on the Preferred Stock shall be paid in full, (a) no cash or stock dividends, or other distributions of any kind, may be paid or declared or set aside for payment upon the Common Stock, and (b) the Corporation may not redeem, purchase, or otherwise acquire any shares of Common Stock, for any consideration whatsoever.

         4.       Articles of Incorporation.

                  The Certificate is subject to the terms of the Corporation's Articles of Incorporation, as amended, which contain all of the relative rights, preferences and limitations of the Preferred Stock and the terms of this Certificate include those stated therein.



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         5.       Amendment and Waiver.

                  The provisions relating to the Preferred Stock contained in the Articles of Incorporation of the Corporation may only be amended with the consent of the holders of a fifty-one percent (51%) majority of the issued and outstanding Preferred Stock.

         6.       Abbreviations.

                  Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A/ (=Uniform Gifts to Minors
Act).








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                                  ASSIGNMENT



         FOR VALUE RECEIVED, __________________________ hereby sells, assigns and transfers unto ____________________________, ____________________
(______) shares, represented by the within Certificate, and does hereby irrevocably constitute and appoint ___________________________________
Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.


WITNESS:


_________________________                   ______________________________
                                            Signature of Holder

_________________________                   Please print name and address and
                                            Social Security Number or
                                            identifying number of Holder:

                                            ______________________________

                                            ______________________________

                                            ______________________________

Dated:  _________________                   ______________________________






NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.